As filed with the Securities and Exchange Commission on December 13, 1999
                                                      Registration No. 333-86621
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. ONE
                                   ON FORM S-8
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                          BAY VIEW CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              94-3078031
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

1840 GATEWAY DRIVE, SAN MATEO, CALIFORNIA                          94404
(Address of Principal Executive Offices)                         (Zip Code)

   FRANCHISE MORTGAGE ACCEPTANCE COMPANY 1997 STOCK OPTION, DEFERRED STOCK AND
                              RESTRICTED STOCK PLAN
                            (Full title of the plan)

                                 Robert J. Flax
             Executive Vice President, General Counsel and Secretary
                          Bay View Capital Corporation
                             1840 Gateway Boulevard
                           San Mateo, California 94404
                     (Name and address of agent for service)
                                 (650) 312-7200
          (Telephone number, including area code, of agent for service)

                         Copy of all communications to:

                           CHRISTOPHER R. KELLY, P.C.
                           DANIEL C. HOLDGREIWE, ESQ.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                           1100 New York Avenue, N.W.
                             Washington, D.C. 20005
                                 (202) 414-6100


                                   CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------
                                                    Proposed        Proposed
                                                     maximum         maximum      Amount of
       Title of Securities         Amount to be  offering price     aggregate    registration
        to be registered            registered      per share     offering price   fee (1)
--------------------------------  -------------- --------------   -------------- -------------
Common Stock, par value $.01 per  270,576 shares       N/A             N/A           N/A
share
----------------------------------------------------------------------------------------------

(1) The Registrant previously paid $14,325 with the original filing on September 3, 1999 to register 4,750,000 shares, including the 3,893,804 of such shares which may be issued pursuant to terms and conditions of an Agreement and Plan of Merger, dated as of March 11, 1999, as amended, by and between Bay View Capital Corporation and Franchise Mortgage Acceptance Company.

                             PURPOSE OF AMENDMENT

      The purpose of this post-effective amendment is to register on Form S-8 shares of common stock, par value $.01 per share (the "Common Stock"), of Bay View Capital Corporation ("Bay View") previously registered on Form S-4 (No. 333-86621) for issuance pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of March 11, 1999, as amended, by and between Bay View and Franchise Mortgage Acceptance Company ("FMAC"). The merger of Bay View and FMAC (the "Merger") was consummated on November 1, 1999. The Franchise Mortgage Acceptance Company 1997 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") was assumed by Bay View in connection with the Merger.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The documents(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

      Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents previously or concurrently filed by Bay View with the Commission are hereby incorporated by reference in this Registration Statement and the Prospectus:


(a) The annual report on Form 10-K of Bay View for the fiscal year ended December 31, 1998 (File No. 0-17901), as amended on Form 10-K/A filed with the Commission on July 13, 1999, filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) The quarterly reports on Form 10-Q of Bay View for the quarter ended March 31, 1999, as amended on Form 10Q/A filed with the Commission on July 17, 1999, and for the quarters ended June 30 and September 30, 1999; and the current reports on Form 8-K of Bay View filed March 12, March 19, July 22, August 27, November 3, November 10, and November 12, 1999; and

(c) The description of the common stock, par value $.01 per share, of Bay View contained in Bay View's Registration Statement on Form 8-A (File No. 001-14879) filed with the Commission on March 9, 1999, and all amendments or reports filed for the purpose of updating such description.

      All documents filed by Bay View with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

      Bay View shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the
Secretary, Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404, telephone number (650) 312-7200.

      All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.    DESCRIPTION OF SECURITIES.

      Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 9 of Bay View's Certificate of Incorporation provides for indemnification of any director or officer of Bay View against any and all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extend authorized by Delaware law, subject to certain limitations set forth in the Certificate of Incorporation. Section 9 also authorizes Bay View to purchase insurance on behalf of directors and officers against liabilities incurred in their capacities as such.

      Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the name of such other corporation or enterprise.

      Indemnification is permitted where such person acted in good faith, and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

      Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of directors not at the time parties to such proceeding, even if less than a quorum; or (ii) by a committee of such directors designated by majority vote of such directors, even if less than a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.

      Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against such expenses.

      Under a directors' and officers' liability insurance policy, directors and officers of Bay View are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

Item 8.    EXHIBITS.

      See Exhibit Index.

Item 9.    UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Bay View's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Bay View pursuant to the foregoing provisions, or otherwise, Bay View has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Bay View of expenses incurred or paid by a director, officer or controlling person of Bay View in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Bay View will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on December 10, 1999.

                                        BAY VIEW CAPITAL CORPORATION


                                        By: /s/Edward H. Sondker
                                            -------------------------------
                                            Edward H. Sondker, President and
                                             Chief Executive Officer
                                             (Duly Authorized Representative)

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. Sondker, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in such person's, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



/s/ Edward H. Sondker                     Date: December 10, 1999
----------------------------------              -----------------
Edward H. Sondker
President, Chief Executive Officer
 and Director
 (Principal Executive Officer)


/s/ *David A. Heaberlin                    Date: December 10, 1999
----------------------------------               -----------------
David A. Heaberlin
Executive Vice President, Chief
Financial Officer and Treasurer
(Principal Financial Officer)


/s/ *Scott H. Ray                          Date: December 10, 1999
----------------------------------               -----------------
Scott H. Ray, Senior Vice President
 and Controller (Principal
 Accounting Officer)


/s/ *John R. McKean                        Date: December 10, 1999
----------------------------------               -----------------
John R. McKean, Director

/s/ *Stephen T. McLin                      Date: December 10, 1999
----------------------------------               -----------------
Stephen T. McLin, Director



/s/ *W. Blake Winchell                     Date: December 10, 1999
----------------------------------               -----------------
W. Blake Winchell, Director



/s/ *Robert M. Greber                      Date: December 10, 1999
----------------------------------               -----------------
Robert M. Greber, Director



/s/ *Paula R. Collins                      Date: December 10, 1999
----------------------------------               -----------------
Paula R. Collins, Director



/s/ *Thomas M. Foster                      Date: December 10, 1999
----------------------------------               -----------------
Thomas M. Foster, Director



/s/ *George H. Krauss                      Date: December 10, 1999
----------------------------------               -----------------
George H. Krauss, Director



                                           Date:
----------------------------------               -----------------
Wayne L. Knyal, Director



*By: /s/ Edward H. Sondker                 Date: December 10, 1999
     -----------------------------               -----------------
     (Edward H. Sondker,
      Attorney-in-Fact)

                               INDEX TO EXHIBITS



     Exhibit
      Number                               Description
---------------   --------------------------------------------------------------



       4.1 Restated Certificate of Incorporation of Bay View, together with Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Bay View's Registration Statement on Form S-3 filed on June 20, 1997 (No. 333-29757)).

       4.2 By-Laws of Bay View (incorporated by reference to Bay View's Registration Statement on Form S-3/A filed on October 14, 1999 (No. 333-83199)).

       4.3 Stockholder Protection Rights Agreement (the "Rights Agreement") dated as of July 31, 1990 between Bay View and Chase Mellon Shareholder Services, L.L.P., as successor rights agent (incorporated by reference to Bay View's Registration Statement on Form 8 filed on March 9, 1993 (Amendment No. 2 to Bay View's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

       4.4 First Amendment to the Rights Agreement dated February 26, 1993 (incorporated by reference to Bay View's Registration Statement on Form 8 filed on March 9, 1993 (Amendment No. 2 to Bay View's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

       4.5 Second Amendment to the Rights Agreement dated October 10, 1997 (incorporated by reference to Bay View's Registration Statement on Form 8-A12G/A filed on October 15, 1997
                  (Amendment No. 3 to Bay View's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

       4.6 Third Amendment to the Rights Agreement (incorporated by reference to Bay View's Registration Statement on Form 8-A 12G/A filed on September 29, 1998 (Amendment No. 4 to Bay View's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

       4.7 Fourth Amendment to the Rights Agreement (incorporated by reference to the Company's Registration Statement on Form 8-A/A filed on October 29, 1999 (Amendment No. 1 to the Company's Registration Statement on Form 8-A filed on March 9, 1999 (File No. 001-14879))).

       4.8        Specimen  Form  of  common  stock   certificate  of  Bay  View
                  (incorporated by reference to Bay View's Registration Statement on Form S-3/A filed on October 14, 1999 (No. 333-83199)).

       4.9 Form of Rights Certificate and Election to Exercise pursuant to Rights Agreement (incorporated by reference to Bay View's Registration Statement on Form 8 filed on March 9, 1993 (Amendment No. 2 to Bay View's Registration Statement
                  on Form 8-A  filed on August 6, 1990   (File No. 0-17901))).

        5         Opinion and Consent of Silver, Freedman & Taff, L.L.P.*

       23.1       Consent of KPMG LLP with respect to Bay View.

       23.2       Consent of KPMG LLP with respect to FMAC.

       23.3       Consent of Deloitte & Touche LLP with respect to Bay View.

       23.4       Consent  of  Silver,  Freedman & Taff,  L.L.P.  (included  in
                  Exhibit 5).

        24        Power of attorney.*

      *     Previously filed.